                                                                   EXHIBIT 23.1

            CONSENT OF INDEPENDENT AUDITORS -- DELOITTE & TOUCHE LLP


         We consent to the incorporation by reference in this Registration Statement of Herbalife International, Inc. on Form S-8 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of Herbalife International, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


      DELOITTE & TOUCHE LLP


      Los Angeles, CA
      October 8, 1997




                                      -10-